                                                                     EXHIBIT 2.1

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF

                             MEDIPLEX CORPORATION
                             --------------------

                                  ----------

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name or the corporation (hereinafter called the "corporation") is

                              MEDIPLEX CORPORATION

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature or the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

           To publish and distribute anywhere in the world, and in any language or languages, magazines, periodicals, brochures, books, pamphlets and other publications of every kind, nature and description, and to design, create, prepare, make, edit, obtain, buy, sell, acquire, hold, sell, assign, and transfer copyrights and rights of presentation in and for, obtain, receive, hold, grant, transfer and assign options, rights, franchises, and royalties in respect of, license the use of, market, distribute, syndicate, furnish, and gen-erally deal in and with, as publisher, principal, agent, broker, general, sales, and advertising representative, contractor, jobber, licensor, licensee, distributor, and in any other lawful capacity, any and all kinds of printed and reproduced matter, magazines, periodicals, brochures, books, pamphlets and other publications of every kind, nature, and description, and information, guidance, reviews, opinions, surveys, commentaries, discussions, forecasts, suggestions, news, articles, features, stories, columns, pages, advertisements, cartoons, photographs, reproductions of all kinds, and other items of interest, and of use for newspapers, magazines, periodicals, books, brochures, pamphlets, posters, or any other medium of communication and to do everything necessary, useful, or convenient in furtherance thereof.

           To render to others marketing, advisory or consultant services with respect to pharmaceutical and medical products and supplies, as well as any other products, goods or services.

           To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

           To carry on a general mercantile, industrial, investing, trading and/or real estate business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representa-tive, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

           To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                 (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

                 (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

                 (c) franchises, licenses, grants and concessions.

           To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, de-bentures, notes, mortgages, other obligations and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interestes therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

           To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

           To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part or any business thus acquired.

           To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, it any, as the Board of Directors of the corporation may determine.

           To make contracts of guaranty and suretyship of all, kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sink-ing fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

           To borrow money without limit as to amount and at such rates of interest as it may determine, from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

           To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

           To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

           To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

           To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States or America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

           To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

           To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Million Five Hundred Thousand (1,500,000). The par value of each of such shares is One Cent ($.01). All such shares are of one class and are shares of Common Stock.

     No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall, be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     FIFTH: The name and the mailing address of the incorporator are as follows:

            NAME                    MAILING ADDRESS
            ----                    ---------------
       R.G. Dickerson           229 South State Street
                                Dover, Delaware

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

           1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

           2. The original By-Laws of the corporation shall be adopted by the incorporator unless the certificate of incorporation shall name the initial Board of Directors therein. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

           3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to notice of, and the right to vote, at any meeting of stockholders except as the provisions of paragraph (d) (2) of section 242 of the General Corporation Law and of sections 251, 252, and 253 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

           4. In lieu of taking any permissive or requisite action by vote at a meeting of stockholders, any such vote and any such meeting may be dispensed with if either all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken or if less than all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken; provided, that any such action taken upon less than the unanimous written consent of all stockholders entitled to vote upon any such action shall be by the written consent of the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the General Corporation Law or under the provisions of the certificate of incorporation or the By-Laws as permitted by the provisions of the General Corporation Law; and, provided, that prompt notice be given to all stockholders entitled to vote on any such action of the taking of such action without a meeting and by less than unanimous written consent.

     EIGHTH: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

           (1) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

           (2) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transactions specifically approved in good faith by vote of the stockholders; or

           (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

           (4) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in other capacities while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Executed at Dover, Delaware, on February 13, 1969.


                                                      R.G. Dickerson
                                                --------------------------
                                                      R.G. Dickerson
                                                       Incorporator

STATE OF DELAWARE       )
                        ) SS.:
COUNTY OF KENT          )

     BE IT REMEMBERED that, on February 13, 1969, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came R.G. Dickerson, the incorporator who duly executed the foregoing certificate of incorporation before me and acknowledged the same to be his act and deed, and that the facts therein stated are true.

     GIVEN under my hand on February 13, 1969.


                                                      Nancy S. Truax
                                                --------------------------
                                                      Nancy S. Truax
                                                       Notary Public

                                  CERTIFICATE

            FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

                                    * * * *

     MEDIPLEX CORPORATION, a corporation organized under the laws of Delaware, The Certificate of Incorporation of which was filed in the office of the Secretary of State on the 25th day of February, 1969, the Certificate of Incorporation of which was forfeited pursuant to section 136 (c) of the General Corporation Law of the State of Delaware, now desires to procure a restoration, renewal and revival or its Certificate of Incorporation, and hereby certifies as follows:

           1. The name of the corporation is

              MEDIPLEX CORPORATION

           2. Its registered office in the State of Delaware is to be located at 100 West Tenth Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is to be THE CORPORATION TRUST COMPANY.

           3. The date when the restoration, renewal, and revival of the Certificate of Incorporation of this company is to commence is the 2nd day of December 1973 the same being prior to the date of the expiration of the Certificate of Incorporation. This renewal and revival of the Certificate of Incorporation of this corporation is to be perpetual.

           4. This corporation was duly organized under the Laws of the State of Delaware and carried on business authorized by its Certificate of Incorporation until the 3rd day of December A.D. 1973, at which time its Certificate of Incorporation became forfeited pursuant to Section 136 (c) of the General Corporation Law of the State of Delaware and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, said MEDIPLEX CORPORATION, in compliance with section 312 of Title 8 of the Delaware Code has caused this Certificate to be agreed by LOUIS KULEKOFSKY, its last and acting President, and attested by MICHAEL SICHEL, its last and acting Secretary, this 31st day of March, 1974.


                                                    /s/ Louis Kulekofsky
                                                  -------------------------
                                                  Last and Acting President

ATTEST:


   /s/ Michael Sichel
-------------------------
Last and Acting Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     MEDIPLEX CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of MEDIPLEX CORPORATION resolutions were duly adopted setting forth the proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

                 RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "FIRST and FOURTH" so that, as amended said Articles shall be and read as follows:

                 "FIRST: The name of the corporation is THE LAWTON-YORK CORPORATION."

                 "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Seven Million Five Hundred Thousand (7,500,000). The par value of each of such shares is One Cent ($.01). All such shares are of one class and are shares of Common Stock."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said MEDIPLEX CORPORATION has caused this certificate to be signed by LOUIS KULEKOFSKY, its President, and attested by MICHAEL SICHEL, its Secretary, this 5th day of June, 1974.


                                                    MEDIPLEX CORPORATION
                                                  -------------------------


                                               By   /s/ Louis Kulekofsky
                                                  -------------------------
                                                          President

ATTEST:


By /s/ Michael Sichel
   -------------------
        Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                          THE LAWTON-YORK CORPORATION
                              (New York Domestic)

                                     INTO

                          THE LAWTON-YORK CORPORATION
                              (Delaware Domestic)

                                   * * * * *

     THE LAWTON-YORK CORPORATION, a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 25th day of February, 1969, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares of the stock of THE LAWTON-YORK CORPORATION, a corporation incorporated on the 10th day of February, 1966, pursuant to the Business Corporation Law of the State of New York.

     THIRD: That this corporation, by the following resolutions of its board of directors, duly adopted at a meeting held on the 30th day of December, 1974, determined to and did merge into itself said THE LAWTON-YORK CORPORATION (N.Y.):

           RESOLVED, that THE LAWTON-YORK CORPORATION (DEL.) merge, and it hereby does merge into itself said THE LAWTON-YORK CORPORATION (N.Y.), and assumes all of its obligations; and

           FURTHER RESOLVED, that the merger shall become effective on January 31, 1975.

           FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said THE LAWTON-YORK CORPORATION (N.Y.) and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State or Delaware, which may be in anywise necessary or proper to effect said merger.

     FIFTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated and abandoned by the board of directors of THE LAWTON-YORK CORPORATION (DEL.) at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said THE LAWTON-YORK CORPORATION (DEL.) has caused this certificate to be signed by JOEL CAVALIER, its Chairman of the Board of Directors, and attested by PHILIP J. McGRORY, its Secretary, this 22nd day of January, 1975.

                                             THE LAWTON-YORK CORPORATION (DEL.)


                                          By           JOEL CAVALIER
                                             ----------------------------------
                                                       Joel Cavalier,
                                             Chairman of the Board of Directors

ATTEST:


By:    PHILIP J. McGRORY
   -------------------------
        Philip McGrory,
          Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                     FOR
                         THE LAWTON-YORK CORPORATION
                                    *******

     THE LAWTON-YORK CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of The Lawton-York Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is a follows:

           RESOLVED, That the Certificate of Incorporation of The Lawton-York Corporation be amended by changing the First Amendment thereof so that, as amended said Article shall be and read as follows:

                 "FIRST: The name of the Corporation (hereinafter called "Corporation") shall become AuctionAnything.com, Inc."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the majority of the shareholders of The Lawton-York Corporation consented to act in lieu of a meeting, upon written waiver of notice signed by the majority stockholder in accordance with Section 222 of the General Corporation Law of the State of Delaware, in whose possession exist the necessary number of shares as required by statue was voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, said Matthew J. Cavalier, Esq., Director has caused this certificate to be signed by Nancy Scalia-Dunn, its Secretary-Treasurer, this 17th day of February 1999.


       /s/ Nancy Scalia-Dunn
--------------------------------------
Nancy Scalia-Dunn, Secretary-Treasurer

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      FOR
                          THE LAWTON-YORK CORPORATION
                                    *******

     THE LAWTON-YORK CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That at a meeting of the Board of Directors of The Lawton-York Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is a follows:

           RESOLVED, That the Certificate of Incorporation of The Lawton-York Corporation be amended by changing the Fourth Amendment thereof so that, as amended said Article shall be and read as follows:

                 "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Fifty Million (50,000,000). The par value of each of such shares is One Tenth of One Cent ($ .001). All such shares are of one class and are shares of Common Stock."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the majority of the shareholders of The Lawton-York Corporation consented to act in lieu of a meeting, upon written waiver of notice signed by the majority stockholder in accordance with Section 222 of the General Corporation Law of the State of Delaware, in whose possession exist the necessary number of shares as required by statue was voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

           IN WITNESS WHEREOF, said Matthew J. Cavalier, Esq., Director has caused this certificate to be signed by Nancy Scalia-Dunn, its Secretary-Treasurer, this 17th day of February 1999.


        /s/ Nancy Scalia-Dunn
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Nancy Scalia-Dunn, Secretary-Treasurer